Exhibit 10.1

                        ADMINISTRATIVE SERVICES AGREEMENT

     This Administrative Services Agreement (the "Agreement"), dated as of December 20, 2002, by and between Laid Back Enterprises, Inc., an Oklahoma corporation ("Laid Back") and LBE Transition, Inc., an Oklahoma corporation ("LBE") which as of the date of this agreement is a wholly owned subsidiary of Laid Back.

                                    RECITALS:

     Laid Back desires to separate its businesses into independent companies. Laid Back intends to split-off (the "Split-off") to certain of its shareholders all of the outstanding capital stock of LBE at the date and time of such Split-off (the "Split-off Date") in exchange for all or a portion of said shareholders' shares in Laid Back, thereby terminating the parent-subsidiary relationship that has existed between the two companies.

     The parties recognize that it will be necessary or advisable for each of them to provide certain administrative and other services to the other on an interim basis in order to facilitate their respective transitions into separate, publicly owned companies.

     Therefore, in consideration of the mutual covenants and subject to the terms and conditions contained herein, the parties agree as follows:

     1.   Performance of Services.

          (a) During such period as may be agreed to by the parties, LBE shall serve as the transfer agent for the common stock of Laid Back until an independent transfer agent is appointed.

          (b) To the extent necessary personnel and facilities are employed by and available to Laid Back and LBE, each of them agrees, from and after the Split-off date and for a transition period of up to three years following the Split-off date, to provide the other on an "as needed" basis with the following services:

               (1) Tax consultation and assistance with tax return preparation and audits. Any taxes due shall be paid in accordance with that Tax Sharing Agreement of even date herewith between the parties;

               (2) Assistance with the preparation of (i) periodic filings under the Securities Exchange Act of 1934 or with the National Association of Securities Dealers, Inc., (ii) reports to stockholders, and (iii) other external financial reports;

               (3) Design and implementation of internal audit procedures;

               (4) Coordination of independent audits by nonaffiliated auditors;

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               (5) Consultation on cash management, financing and other treasury matters;

               (6) Insurance and risk management services involving administration, placement of insurance, and broker selection for past and future insurance and risk management programs; and

               (7) Such other services as may be mutually agreed upon between the parties.

          (c) Each party shall use its respective best efforts in providing the above services and, except for gross negligence or willful misconduct, shall not be responsible for the accuracy, completeness or timeliness of any advice or service or any return, report, filing or other document which it provides, prepares or assists in preparing. Notwithstanding the foregoing, neither party shall be obligated to provide the above services if that party determines in its reasonable judgment that providing such services would unreasonably interfere with the conduct of its own business activities. The parties shall cooperate in planning the scope and timing of services to be provided by each of them under this agreement so as to lessen or eliminate any such interference.

     2. Reimbursement. The parties agree to reimburse each other for services rendered in accordance with an hourly fee schedule to be agreed upon from time to time by the parties. The hourly fee schedule may provide different rates for different categories of personnel. In addition, each party agrees to reimburse the other for all out-of-pocket expenses incurred by the providing party in connection with performing such services. The parties shall, on a periodic basis to be agreed upon, but not less frequently than quarterly, submit to and exchange with each other their respective statements of fees and expenses for payment, accompanied by such supporting detail as the recipient of the statement may reasonably request. Only the amount owed to one party for any period in excess of the amount owed by that party for the same period need be paid. Payment shall be due 30 days after date of the statement.

     3. Staffing Plans. Nothing contained in this Agreement shall preclude either party from obtaining the above services from other providers. During the term of this Agreement, each party shall use reasonable efforts to hire or train personnel and, in its discretion, establish consulting relationships with third parties, so that each party will, with the passage of time, increasingly be able to perform or have performed all of the above services for itself. Each party shall keep the other generally informed of its plans in this regard in order for the other party to make any appropriate adjustments in its staffing and hiring plans.

     4. Delivery of Records. As soon as is practicable after the Split-off date, each party shall deliver to the other the originals of all certificates of incorporation, bylaws, licenses, certificates, board of directors' meeting minutes, stock certificates of their respective subsidiaries and all other corporate records, documents and instruments of a permanent nature pertaining to the other party which either of them may have in their possession in the condition and order in which they then exist. Each party shall be permitted to retain copies of such documents.

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     5. Access to Properties and Records. Each party will provide the other, and each of their respective officers, employees, representatives and agents full access, during normal business hours, to any and all premises, properties, books, records, data and other information relating to their respective businesses, as well as to their respective employees, representatives and agents, to acquire information for:

          (a) The formulation and completion of: (a) any tax returns or other forms or reports required to be filed by either party with any governmental agency; (b) any amended tax returns or requests for tax refunds; and (c) any tax audits or investigations;

          (b) The preparation and completion of any financial statements which require the inclusion of the other party's financial information;

          (c) All insurance and bond matters;

          (d) The defense or prosecution of any claims, lawsuits or proceedings, if any, in which either party as a separate corporation has liability or rights, contingent or otherwise; and

          (e) Such other purposes as may be required, provided such purposes shall be attributable to the corporate relationship that formerly existed between Laid Back and LBE, or for purposes related to the services provided pursuant to this Agreement or any other agreement entered into between Laid Back and LBE in connection with the Split-off.

     6. Records Retention. Each party shall retain all books, records, data and other information relating to its business and operations for the longer of:

          (a) Seven years;

          (b) The time that party normally keeps its records based upon its past custom and practice; or

          (c) The time necessary to resolve any tax issue, claim, lawsuit, action or proceeding that is pending at the time such records would otherwise be destroyed, taking into account any statutes of limitation which may have been waived.

Each party shall annually provide the other with a list, prepared in reasonable detail, of books, records, data and other information scheduled for destruction in the ordinary course, provided that it shall not be necessary to include on the list any records which would clearly have no relevance to the other party. At the recipient's request, the other party shall retain any records so designated for an additional 12 months, at which time such records may again be listed as scheduled for destruction.

     7. Amendments. This Agreement may not be amended or revised except by a written instrument signed by both parties to this Agreement.

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     8. Waivers. The failure of any party to this Agreement at any time to require strict performance by the other party to this Agreement of any provision of this Agreement shall not waive or diminish such party's right to later demand strict performance of that or any other provision of this Agreement.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     10. Notices. All notices and other communications shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or such other addresses for a party as shall be specified by like notices) and shall be deemed given on the date on which such notice is received:

        To Laid Back:         4020 Will Rogers Parkway, Suite 300
                              Oklahoma City, Oklahoma 73108
                              Attn: Ronald Hurt

        To LBE:               4020 Will Rogers Parkway, Suite 700
                              Oklahoma City, Oklahoma 73108
                              Attn: Max Colclasure

     11. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties to it and their respective affiliates and should not be deemed to confer upon third parties any remedy, claim, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

     12. Successors and Assigns. This Agreement and the obligations and rights incident hereto shall inure to the benefit of the successors and permitted assigns of the parties to this Agreement.

     13. Relationship of Parties. Nothing contained in this Agreement shall be deemed to constitute the appointment of either party as the agent of the other.

                                  * * * * * * *

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     In witness, the parties have executed this agreement as of the date first above written.

"Laid Back"                             Laid Back Enterprises, Inc., an Oklahoma
                                        corporation


                                        By:  /s/  Ronald Hurt
                                           ------------------------------------
                                                  Ronald Hurt,
                                                  Executive Vice President

"LBE" LBE Transition, Inc., an Oklahoma corpo-ration


                                        By:  /s/  Max Colclasure
                                           ------------------------------------
                                                  Max Colclasure, President

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